As filed with the Securities and Exchange Commission on February 17, 2011

 Registration No. 333-154734

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANCHOR BANCORP
(Exact name of registrant as specified in its charter)

Washington	6036	26-3356075
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

601 Woodland Square Loop SE Lacey, Washington 98530 (360) 491-2250
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John F. Breyer, Jr., Esquire Breyer & Associates PC 8180 Greensboro Drive, Suite 785 McLean, Virginia 22102 (703) 883-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (Registration No. 333-154734) previously filed by Anchor Bancorp, a Washington corporation (the "Registrant"), on October 24, 2008, as amended by Amendment No. 1 to Form S-1 filed on November 12, 2009, Amendment No. 2 to Form S-1 filed on September 2, 2010, Amendment No. 3 to Form S-1 filed on October 7, 2010 and Amendment No. 4 to Form S-1 filed on October 28, 2010, and declared effective by the Securities and Exchange Commission on November 12, 2010 (the "Registration Statement").

The Registration Statement registered 6,101,250 shares of the Registrant's common stock, par value $0.01 per share, for sale to the public as described therein.  These shares were to be issued in an offering that would close if at least 2,550,000 shares and up to 3,967,500 shares were subscribed for in a subscription offering and direct community offering.  The offering closed on January 25, 2011, with the sale of 2,550,000 shares.  In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement to deregister 3,551,250 shares not sold in the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aberdeen, State of Washington on February 17, 2011.

ANCHOR BANCORP

By:/s/Jerald L. Shaw
Jerald L. Shaw
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Jerald L. Shaw	President and Chief Executive Officer	February 17, 2011
Jerald L. Shaw	(Principal Executive Officer)

/s/Terri L. Degner*	Executive Vice President and Chief Financial Officer	February 17, 2011
Terri L. Degner	(Principal Financial and Accounting Officer)

/s/Robert D. Ruecker*	Chairman of the Board	February 17, 2011
Robert D. Ruecker

/s/Douglas A. Kay*	Vice Chairman of the Board	February 17, 2011
Douglas A. Kay

/s/George W. Donovan*	Director	February 17, 2011
George W. Donovan

/s/William Foster*	Director	February 17, 2011
William Foster

/s/Dennis C. Morrisette*	Director	February 17, 2011
Dennis C. Morrisette

/s/James A. Boora*	Director	February 17, 2011
James A. Boora

__________
* By power of attorney dated October 24, 2008.

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